Exhibit 3.2

MONOCLE HOLDINGS INC.

Incorporated under the Laws
of the State of Delaware

AMENDED AND RESTATED
BYLAWS

Dated as of October 13, 2020

TABLE OF CONTENTS

-i-

-ii-

AMENDED AND RESTATED BYLAWS
OF
MONOCLE HOLDINGS INC.
(a Delaware Corporation)

ARTICLE I

OFFICES

Section 1.1          Registered Office. The registered office of Monocle Holdings Inc. (the “Corporation”) in the State of Delaware shall be at 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the registered agent at such location is Corporation Service Company.

Section 1.2          Other Offices. The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

Section 1.3          General. Whenever the masculine or feminine gender is used in these Bylaws (the “Bylaws”), it shall equally, where the context permits, include the other, as well as include entities.

ARTICLE II

MEETING OF STOCKHOLDERS; STOCKHOLDERS’ CONSENT IN LIEU OF MEETING

Section 2.1          Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, by such means of remote communication, if any, and at such date and hour as shall be fixed by the board of directors (the “Board”) and designated in the notice thereof.

Section 2.2          Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Secretary pursuant to a written request delivered to the Secretary by (a) the Chairman of the Board, if there be one, (b) the President or Chief Executive Officer, (c) the Board or (d) subject to the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the Corporation entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in these Bylaws. Subject to the rights of the holders of any shares of preferred stock, special meetings of stockholders may not be called by any other person or persons.

Section 2.3          Notice of Meetings. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, notice of the time and place of every annual or special meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 12.1 of these Bylaws.

Section 2.4          Quorum. At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the outstanding shares of stock of the Corporation present in person or represented by proxy and entitled to vote, or, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time to reconvene at the same or some other place, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.5          Organization.

(a)          Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i)          the Chairman;

(ii)         the President or Chief Executive Officer;

(iii)        any director, officer or stockholder of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat if the Chairman or the President or Chief Executive Officer shall be absent from such meeting;

(iv)        or a stockholder of record who shall be chosen chairman of such meeting by a majority of the outstanding shares of stock of the Corporation present in person or by proxy and entitled to vote thereat.

(b)          The Secretary or, if he or she shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 2.6          Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority of the outstanding shares of stock of the Corporation present in person or by proxy at such meeting and entitled to vote thereat.

Section 2.7          Voting.

(a)          Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, each stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her which has voting power upon the matter in question.

(b)          Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

(c)          At all meetings of the stockholders, all matters (except where other provision is made by law, the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority of the outstanding shares of stock of the Corporation present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by written ballot.

Section 2.8          Inspection. The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other matter in which he or she may be directly interested. Before acting as herein provided, each inspector shall take and sign an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

Section 2.9          List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.10        Notice of Stockholder Business; Nominations.

(a)          Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting or any supplement thereto, (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.10. The foregoing Subclause (iii) above shall be the exclusive means for a stockholder of the Corporation to make nominations or propose business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934 (the “Exchange Act”) and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)          Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the special meeting, by or at the direction of the Board or (iii) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with Section 2.2 of these Bylaws and this Section 2.10, it being understood that business transacted at such a special meeting shall be limited to the matters stated in such valid stockholder request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting.

(c)          Stockholder Nominations and Other Business. For nominations and other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.10(a)(iii) or a special meeting by a stockholder pursuant to Section 2.10(b)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 2.10, and any such proposed business must constitute a proper matter for stockholder action.

(i)          Stockholder Nominations.

(A)        Only individuals subject to a nomination made in compliance with the procedures set forth in this Section 2.10 shall be eligible for election at an annual meeting of stockholders of the Corporation, and any individuals subject to a nomination not made in compliance with this Section 2.10 shall not be considered nor acted upon at such meeting of stockholders.

(B)        For nominations to be properly brought before an annual meeting of stockholders of the Corporation, to be timely, any nomination made pursuant to Section 2.10(a)(iii) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one-hundred and twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered (x) not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and (y) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)        To be in proper form, a stockholder’s notice of nomination(s) pursuant to Section 2.10(a)  shall set forth: (1) as to any nomination to be made by such stockholder, (a) all information relating to the individual subject to such nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 under the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such nomination, and (d) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, any of its affiliates or associates and any others acting in concert with any of the foregoing, including the individual subject to the nomination. The Corporation may require any individual subject to such nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.

(ii)         Other Stockholder Business.

(A)        Only such business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 2.10, and any business not brought in accordance with this Section 2.10 shall not be considered nor acted upon at such meeting of stockholders.

(B)        In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of business pursuant to Section 2.10(a)(iii) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered (x) not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and (y) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)        In the case of a special meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of business pursuant to Section 2.10(b)(iii) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

(D)        To be in proper form, a stockholder’s notice of a proposal of business pursuant to Section 2.10(a)(iii) shall set forth: (1) as to the business proposed by such stockholder, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such business.

(d)          General.

(i)          Except as otherwise provided by law, the chairman of the meeting of stockholders of the Corporation shall have the power and duty (A) to determine whether a nomination or other business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 2.10, and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 2.10, to declare that such nomination or other business shall be disregarded or that such proposed nomination or other business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 2.10, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination or other business shall be disregarded and such nomination or other business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)         For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the a national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

(iii)        Nothing in this Section 2.10 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (B) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1          General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.2          Number and Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by the resolution of the Board or the stockholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided. No reduction in the number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3          Election of Directors. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Bylaw, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). For purposes of such vote no stockholder shall be allowed to cumulate his or her votes.

Section 3.4          Resignation. Any director may resign at any time from the Board by delivering notice in writing or by electronic transmission to the Corporation. Any such resignation shall be effective upon delivery thereof unless it is specified to be effective at some later time or upon the occurrence of some other event or events. The Board’s acceptance of a resignation shall not be necessary to make it effective.

Section 3.5          Vacancies. Unless otherwise required by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board for any cause may be filled by a majority of the remaining members of the Board, although such a majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified.

Section 3.6          Meetings.

(a)          Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.7 of this Article III.

(b)          Other Meetings. In addition to the annual meeting, regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine; provided, that, the Board shall meet no less than four (4) times a year. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the President or Chief Executive Officer, the Secretary or any director.

(c)          Notice of Meetings. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting. Notice of each such meeting shall be given to each director by mail, addressed to him or her at his or her residence or usual place of business, and sent at least two days before the date on which such meeting is to be held, by facsimile telecommunications or other electronic transmission, by personal delivery, or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A waiver of notice in writing or by electronic transmission, signed by the director entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.

(d)          Place of Meetings. The Board may hold its meetings at such place or places as the person or persons calling the meeting may from time to time determine; provided, however, that the majority of the meetings of the Board each year shall be held in the United States.

(e)          Quorum and Manner of Acting. Those directors having a majority in voting power (in accordance with the Certificate of Incorporation and assuming a fully constituted Board) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority in voting power (in accordance with the Certificate of Incorporation) of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)           Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i)           the Chairman;

(ii)          the President or Chief Executive Officer (if a director); or

(iii)         any director designated by a majority of the directors present.

The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.7          Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8          Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or any committee thereof, may participate in a meeting thereof by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.9          Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Committees of the board

Section 4.1          Committees.

(a)          The Board may designate any such committee as the Board considers appropriate or as required by law, regulation or listing standards of any exchange on which securities of the Corporation are listed, which shall consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board as appropriate.

(b)          A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6(c) of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.

ARTICLE V

OFFICERS

Section 5.1          Executive Officers. The principal officers of the Corporation shall be a Chairman, if one is appointed (and any references to the Chairman shall not apply if a Chairman has not been appointed), a President or Chief Executive Officer, a Secretary, and a Treasurer or Chief Financial Officer, and may include such other officers as the Board may appoint pursuant to Section 5.3 of this Article V. Any two or more offices may be held by the same person.

Section 5.2          Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent so provided, by the Board.

Section 5.3          Other Officers. The Corporation may have such other officers as the Board may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers.

Section 5.4          Salaries of Officers. The salaries of all officers of the Corporation shall be determined from time to time by the Board.

Section 5.5          Term of Office, Resignation and Removal. (a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his or her successor has been elected or appointed and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

(b)          Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(c)          All officers elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

Section 5.6          Vacancies. If the office of Chairman, President or Chief Executive Officer, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall hold office until the expiration of the term of office of the officer whom he or she has replaced and until his or her successor is elected and qualified.

Section 5.7          The Chairman. The Chairman shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board may from time to time determine. Unless otherwise determined by the Board, he or she shall preside at meetings of the Board and of the stockholders at which he or she is present.

Section 5.8          The President or Chief Executive Officer. The President or Chief Executive Officer shall be the Chief Executive Officer of the Corporation. The President or Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The President or Chief Executive Officer shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as the Board may from time to time determine.

Section 5.9          The Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be selected in accordance with Section 6.1 of Article VI. The Treasurer or Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chairman, President or Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as Treasurer or Chief Financial Officer and of the financial condition of the Corporation and shall perform all other duties incident to the office of Treasurer or Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President or Chief Executive Officer.

Section 5.10        The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President or Chief Executive Officer, under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President or Chief Executive Officer.

ARTICLE VI

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 6.1          Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

Section 6.2          Proxies with Respect to Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

ARTICLE VII

SHARES AND THEIR TRANSFER; FIXING RECORD DATE

Section 7.1          Certificates for Shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the Corporation, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chairman, the President or Chief Executive Officer or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

Section 7.2          Record. A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

Section 7.3          Transfer of Stock. The transfer of shares of stock and certificates which represent the shares of stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

Section 7.4          Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.5          Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 7.5 at the adjourned meeting.

ARTICLE VIII

SEAL

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year unless otherwise determined by the Board.

ARTICLE X

INDEMNIFICATION AND INSURANCE

Section 10.1        Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

Section 10.2        Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorney’s fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article X or otherwise.

Section 10.3        Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 10.4        Indemnification of Employees and Agents. The Corporation may (but shall not be required to) indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are employees or agents of the Corporation shall be made in such manner as is determined by the Board in its sole discretion.

Section 10.5        Advancement of Expenses of Employees and Agents. The Corporation may (but shall not be required to) pay the expenses (including attorney’s fees) incurred by an employee or agent of the Corporation in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

Section 10.6        Non-Exclusivity of Rights. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 10.7        Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

Section 10.8        Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X or the General Corporation Law of the State of Delaware.

Section 10.9        Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided by this Article X shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XI

AMENDMENT

Section 11.1        By the Stockholders. Subject to the provisions of applicable law, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, as provided in the Certificate of Incorporation.

Section 11.2        By the Board of Directors. Subject to applicable law, these Bylaws may also be altered, amended or repealed, or new Bylaws enacted, by the Board as provided in the Certificate of Incorporation.

ARTICLE XII

Notices

Section 12.1        Delivery of Notices. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice to directors may also be given by fax or email.

Section 12.2        Waiver of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

* * * * * *